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						  POWER OF ATTORNEY
		  FOR EXECUTING FORMS 3, 4 AND 5 AND
SCHEDULES 13D AND 13G

	    Know all by these present, that the
undersigned hereby constitutes and
appoints each of Eric Allen, William
E. Joor III, and David W. Knickel,
individually, the undersigned's true
and lawful attorney-in-fact to:

	    (1)	 execute for and on behalf of
the undersigned (a) Forms 3, 4,
			   and 5 (including amendments
thereto) in accordance with
			   Section 16(a) of the Securities
Exchange Act of 1934 and the
			   rules thereunder and (b) Schedules 13D
and 13G (including
			   amendments thereto) in accordance with Sections
13(d) and
			   13(g) of the Securities Exchange Act of 1934 and the
rules
			   thereunder;

	    (2)	 do and perform any and all acts
for and on behalf of the
			   undersigned that may be necessary or
desirable to complete and
			   execute any such Form 3, 4, or 5 or
Schedule 13D or 13G
			   (including amendments thereto), complete and
execute any
			   amendment or amendments thereto, file such Form or
Schedule
			   with the United States Securities and Exchange Commission
and
			   any stock exchange or similar authority, and provide a copy as

			   required by law or advisable to such persons as the

attorney-in-fact deems appropriate; and

	    (3)	 take any other
action of any type whatsoever in connection
			   with the foregoing
that, in the opinion of the
			   attorney-in-fact, may be of benefit to,
in the best interest
			   of, or legally required of the undersigned, it
being
			   understood that the documents executed by the
attorney-in-fact
			   on behalf of the undersigned pursuant to this
Power of
			   Attorney shall be in such form and shall contain such
terms
			   and conditions as the attorney-in-fact may approve in the

			   attorney-in-fact's discretion.

	    The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Regency Energy
Partners LP or any of its affiliates assuming, any of the undersigned's responsibilities to comply with Section 13 or Section
16 of the Securities
Exchange Act of 1934.

	    The undersigned
agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

	    This Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to file
Forms 3, 4 and 5 and Schedules 13D and
13G (including amendments thereto)
with respect to the undersigned's holdings of and transactions in securities issued by Regency Energy Partners LP, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to
be executed effective as of February 7, 2006.

									    By: /s/
John R. Muse
										  ----------------------------

Signature

										   John R. Muse

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										  Print Name



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										  Date